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                                   Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85599) of E. I. du Pont de Nemours and Company of our report dated June 14, 2002 relating to the financial statements of the Pioneer Hi-Bred International, Inc. Savings Plan, which appears in this Form 11-K.


/S/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
June 26, 2002